UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 20, 2007

The Allied Defense Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-11376	04-2281015
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8000 Towers Crescent Drive, Suite 260, Vienna, Virginia		22182
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(703) 847-5268

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

On March 20, 2007 and March 23, 2007, the Company received letters from LBI Group, Inc. (LBI), and Castlerigg Master Investments Ltd. (Castlerigg), respectively, two other holders of the Company’s convertible notes, asserting events of default very similar to those asserted in the letters from King’s Road and Portside, which are described in the Company’s Current Reports on Form 8-K filed on February 26, 2007 and March 20, 2007, respectively. The letters seek to accelerate and redeem the notes in their entirety. LBI seeks immediate payment of $4,000,000 principal amount plus a redemption premium of $1,000,000 and default interest of approximately $284,000. Castlerigg seeks immediate payment of $6,000,000 principal amount plus a redemption premium of $1,500,000 and default interest of approximately $420,000.

As of the date hereof, the Company has received letters from Kings Road Investments Ltd., an investment vehicle managed by Polygon Investment Partners LP, Portside Growth and Opportunity Fund ("Portside"), LBI Group, Inc. (LBI), and Castlerigg Master Investments Ltd., an investment vehicle managed by Sandell Asset Management Corp. (collectively, the "Holders"). The letters received from the Holders are based upon similar assertions and purport to be event of default redemption notices pursuant to the terms of the Notes and seek acceleration of the full $30 million principal amount of the Notes held by the Holders, plus a premium and default interest of approximately $9,254,000 in the aggregate.

The Company strongly disputes the alleged events of default. The Company is in discussions with all the holders of the Notes in an attempt to resolve these issues.

The Notes and the transactions by which the Notes were issued are described in the Company’s Current Report on Form 8-K filed on March 9, 2006.

Item 8.01 Other Events.

On March 23, 2007, the Company received a letter from the staff of the Division of Enforcement of the United States Securities and Exchange Commission noting that the staff is conducting a non-public inquiry to determine whether there have been any violations of the federal securities laws and requested that the Company voluntarily produce information relating to the Company’s Form 8-K, filed with the Commission on February 9, 2007, which reported certain errors in the Company’s financial statements for the three and nine month periods ended September 30, 2006. The letter further states that the inquiry should not be construed as an indication by the Commission or its staff that any violation of the law has occurred, nor should it be construed as a reflection upon any person, entity, or security. The Company intends to cooperate fully with the staff in connection with its inquiry.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS: This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Because statements iclude risks and uncertainties, actual results may differ materially from those expressed or implied and include, but are not limited to, those discussed in filings by the Company with the Securities and Exchange Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Allied Defense Group, Inc.

March 26, 2007	By:	John J. Marcello

Name: John J. Marcello
Title: Chief Executive Officer and President